Exhibit 99.1

Investors Trey Huffman 404-748-6219 huffmanal@elnk.com Media Pam O’Connor 919-863-7344 Pamela.oconnor@elnk.com

EARTHLINK REPORTS SECOND QUARTER 2015 RESULTS

•                  Revenue of $283.7 million

•                  Net loss of $(9.9) million and net loss per share of $(0.10)

•                  Adjusted EBITDA of $66.1 million

•                  Net cash provided by operating activities of $33.3 million

•                  Unlevered Free Cash Flow of $45.2 million

•                  Repurchased $75 million of outstanding debt, using $55 million from revolving credit facility and the remainder in cash

•                  Ending cash balance of $87.4 million

ATLANTA - August 3, 2015 - EarthLink Holdings Corp. (NASDAQ: ELNK), a leading managed network, security and cloud solutions provider for multi-location businesses, today announced financial results for its second quarter of 2015.

“We are executing our strategy and continuing to deliver favorable financial results,” said EarthLink CEO and President Joseph F. Eazor. “I’m optimistic about our opportunity, and I look forward to continuing to tackle our challenges.”

Second Quarter 2015 Financial Summary

				First	Second
Figures in US $ millions,	Second Quarter			Quarter	Quarter
except per share	2014	2015	Change	2015	2015	Change
Revenues
Business Services	$234.2	$227.6	(2.8)%	$226.3	$227.6	0.6%
Consumer Services	63.1	56.1	(11.1)%	56.1	56.1	—%
Total Revenue	297.3	283.7	(4.6)%	282.4	283.7	0.5%

Gross Margin	153.2	156.6	2.2%	153.0	156.6	2.4%

Operating Expenses	104.6	94.3	(9.8)%	95.3	94.3	(1.0)%

Income (loss) from Operations	(7.4)	10.6	243.2%	5.1	10.6	107.8%
Net Loss	(21.8)	(9.9)	(54.6)%	(10.5)	(9.9)	(5.7)%
Net Loss per share	(0.21)	(0.10)	(52.4)%	(0.10)	(0.10)	—%

Adjusted EBITDA (1)	50.9	66.1	29.9%	61.1	66.1	8.2%

Capital Expenditures	26.0	20.9	(19.6)%	17.5	20.9	19.4%

Cash and Marketable Securities	98.5	87.4	(11.3)%	108.1	87.4	(19.1)%

Net Cash Provided by Operating Activities	18.0	33.3	85.0%	18.9	33.3	76.2%

Unlevered Free Cash Flow (1)	24.9	45.2	81.5%	43.6	45.2	3.7%

(1) Adjusted EBITDA and Unlevered Cash Flow are non-GAAP measures, see definitions in “Non-GAAP Measures” below.

Revenue

•                  Total revenue was $283.7 million during the second quarter of 2015, a decline of 4.6% from the prior year quarter. This was an improvement compared to the 5.0% year-over-year decline the company reported in the first quarter of 2015.

•                  Business Services revenue decreased 2.8% from the second quarter of 2014, an improvement versus the 3.3% year-over-year decline reported in the first quarter of 2015.

•                  Business Services and total company revenue during the second quarter of 2015 were aided by seasonal pricing actions implemented during the first quarter of 2015. In addition, in the second quarter of 2015, total company revenue included $1.6 million of favorable dispute settlements and reserve adjustments, which consisted of $1.0 million of revenue in the Business Services segment and $0.6 million of revenue in the Consumer Services segment. Business Services and total company revenue in the first quarter of 2015 included $2.1 million in favorable dispute settlements.

Income (Loss) from Operations, Net Loss, and Adjusted EBITDA

•                  Income from operations was $10.6 million during the second quarter of 2015. This compares to a loss from operations of $(7.4) million in the second quarter of 2014 and income from operations of $5.1 million in the first quarter of 2015.

•                  Net loss was $(9.9) million during the second quarter of 2015. This compares to a net loss of $(21.8) million in the second quarter of 2014 and $(10.5) million in the first quarter of 2015. The net loss during the second quarter of 2015 included a $6.0 million loss on extinguishment of debt.

•                  Adjusted EBITDA (a non-GAAP measure, see definition in “Non-GAAP Measures” below) was $66.1 million in the second quarter of 2015, a 29.9% increase from the second quarter of 2014 and an 8.2% increase from the first quarter of 2015.

Balance Sheet and Cash Flow

•                  Net cash provided by operating activities was $33.3 million during the second quarter of 2015. This compares to net cash provided by operating activities of $18.0 million in the second quarter of 2014 and $18.9 million in the first quarter of 2015.

•                  Unlevered Free Cash Flow (a non-GAAP measure, see definition in “Non-GAAP Measures” below) was $45.2 million during the second quarter of 2015.  This compared to Unlevered Free Cash Flow of $24.9 million in the second quarter of 2014 and $43.6 million in the first quarter of 2015.

•                  EarthLink ended the second quarter of 2015 with $87.4 million in cash. During the second quarter of 2015, EarthLink redeemed and repurchased $75.0 million of outstanding 8.875% debt for $78.3 million, plus accrued and unpaid interest (which includes $5.0 million of repurchases that were initiated in the first quarter of 2015 and settled in the second quarter of 2015). EarthLink used $55.0 million from its revolving credit facility and $24.0 million from existing cash to fund the redemption and repurchase.

Non-GAAP Measures

Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, loss on extinguishment of debt, and gain (loss) from discontinued operations, net of tax.  Unlevered Free Cash Flow is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, loss on extinguishment of debt, and gain (loss) from discontinued operations, net of tax, less cash used for purchases of property and equipment.

Adjusted EBITDA and Unlevered Free Cash Flow are non-GAAP financial measures.  They should not be considered in isolation or as an alternative to measures determined in accordance with U.S. generally accepted accounting principles. Please refer to the Consolidated Financial Highlights for a reconciliation of these non-GAAP financial measures to the most comparable measures reported in accordance with U.S. generally accepted accounting principles and Footnote 5 of the Consolidated Financial Highlights for a discussion of the presentation, comparability and use of such financial measures.

Conference Call for Analysts and Investors

EarthLink’s Second Quarter 2015 Conference Call will be held on Tuesday, August 4, 2015, at 8:30 a.m. ET and hosted by EarthLink’s Chief Executive Officer and President Joseph F. Eazor and Executive Vice President and Chief Financial Officer Louis M. Alterman.

The dial-in number is:  (866) 887-3882.

Participants should reference the conference ID number 81173072 or “EarthLink Second Quarter 2015 Earnings Call” and dial in 10 minutes prior to the scheduled start time.

Webcast

A live Webcast of the conference call will be available at: http://ir.earthlink.net/.

Presentation

An investor presentation to accompany the conference call and webcast will be available at: http://ir.earthlink.net/.

Replay

A webcast replay will be available from 11:30 a.m. ET on August 4, 2015 through midnight on September 4, 2015. Dial toll-free:  (855) 859-2056. The replay confirmation code is 81173072. The Webcast will be archived on the company’s website at: http://ir.earthlink.net/events.cfm.

About EarthLink

EarthLink (EarthLink Holdings Corp., NASDAQ: ELNK) provides managed network, security and cloud solutions for multi-location businesses. We help thousands of specialty retailers, restaurants, financial institutions, healthcare providers, professional service firms and local governments deliver a reliable and engaging customer experience in their stores and branch offices. We do so by building and managing MPLS WAN networks, by providing virtualized infrastructure, security, hosted voice, secure WiFi and compliance solutions, and by offering exceptional customer care. We operate a nationwide network spanning more than 28,000 fiber route miles, with 90 metro fiber rings and secure data centers that provide ubiquitous data and voice IP service coverage. Our EarthLink Carrier® division sells facilities-based wholesale telecommunications to other providers and our award-winning Internet services connect hundreds of thousands of residential customers across the U.S. For more, visit www.earthlink.com and follow @earthlink, LinkedIn and Google+.

Cautionary Information Regarding Forward-Looking Statements

This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation:

(1) that we may not be able to execute our strategy to successfully transition to a leading managed network, security and cloud services provider, which could adversely affect our results of operations and cash flows; (2) that we may not be able to grow revenues from our growth products and services to offset declining revenues from our traditional products and services, which could adversely affect our results of operations and cash flows; (3) that failure to achieve operating efficiencies would adversely affect our results of operations and cash flows; (4) that we may have to undertake further restructuring plans that would require additional charges; (5) that is we are unable to adapt to changes in technology and customer demands, we may not remain competitive, and our revenues and operating results could suffer; (6) that we may be unable to successfully divest non-strategic products, which could adversely affect our results of operations; (7) that we may be unable to successfully make or integrate acquisitions, which could adversely affect our results of operations; (8) that we face significant competition in the communications and managed services industry that could reduce our profitability; (9) that failure to retain existing customers could adversely affect our results of operations and cash flows; (10) that decisions by legislative or regulatory authorities, including the Federal Communications Commission relieving incumbent carriers of certain regulatory requirements, and possible further deregulation in the future, may restrict our ability to provide services and may increase the costs we incur to provide these services; (11) that if we are unable to interconnect with AT&T, Verizon and other incumbent carriers on acceptable terms, our ability to offer competitively priced local telephone services will be adversely affected; (12) that our operating performance will suffer if we are not offered competitive rates for the access services we need to provide our long distance services; (13) that we may experience reductions in switched access and reciprocal compensation revenue; (14) that failure to obtain and maintain necessary permits and rights-of-way could interfere with our network infrastructure and operations; (15) that we have substantial business relationships with several large telecommunications carriers, and some of our customer agreements may not continue due to financial difficulty, acquisitions, non-renewal or other factors, which could adversely affect our wholesale revenue and results of operations; (16) that we obtain a majority of our network equipment and software from a limited number of third-party suppliers; (17) that our commercial and alliance arrangements may not be renewed or may not generate expected benefits, which could adversely affect our results of operations; (18) our consumer business is dependent on the availability of third-party network service providers; (19) that we face significant competition in the Internet access industry that could reduce our profitability; (20) that the continued decline of our consumer access subscribers will adversely affect our results of operations; (21) that potential regulation of Internet service providers could adversely affect our operations; (22) that cyber security breaches could harm our business; (23) that privacy concerns relating to our business could damage our reputation and deter current and potential users from using our services; (24) that interruption or failure of our network, information systems or other technologies could impair our ability to provide our services, which could damage our reputation and harm our operating results; (25) that our business depends on effective business support systems and processes; (26) that if we, or other industry participants, are unable to successfully defend against disputes or legal actions, we could face substantial liabilities or suffer harm to our financial and operational prospects; (27) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (28) that we may not be able to protect our intellectual property; (29) that we may be unable to hire and retain sufficient qualified personnel, and the loss of any of our key executive officers could adversely affect us; (30) that unfavorable general economic conditions could harm our business; (31) that government regulations could adversely affect our business or force us to change our business practices; (32) that our business may suffer if third parties are unable to provide services or terminate their relationships with us; (33) that we may be required to recognize impairment charges on our goodwill and other intangible assets, which would adversely affect our results of operations and financial position; (34) that we may have exposure to greater than anticipated tax liabilities and we may be limited in the use of our net operating losses and certain other tax attributes in the future; (35) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our business and industry; (36) that we may require substantial capital to support business growth, and this capital may not be available to us on acceptable terms, or at all; (37) that our debt agreements include restrictive covenants, and failure to comply with these covenants could trigger acceleration of payment of outstanding indebtedness; (38) that we may reduce, or cease payment of, quarterly cash dividends; (39) that our stock price may be volatile; (40) that provisions of our certificate of incorporation, bylaws and other elements of our capital structure could limit our share price and delay a change of control of the company; and (41) that our bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ flexibility in obtaining a judicial forum for disputes with us or our directors, officers or employees. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2014.

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EARTHLINK HOLDINGS CORP.

Unaudited Condensed Consolidated Statements Of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2015	2014	2015

Revenues	$297,358	$283,664	$594,678	$566,111
Operating costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	144,188	127,048	290,064	256,510
Selling, general and administrative (exclusive of depreciation and amortization shown separately below)	104,598	94,349	211,082	189,607
Depreciation and amortization	45,615	47,723	92,470	94,987
Impairment of long-lived assets (1)	5,437	—	10,771	—
Restructuring, acquisition and integration-related costs (2)	4,908	3,978	9,885	9,350
Total operating costs and expenses	304,746	273,098	614,272	550,454
Income (loss) from operations	(7,388)	10,566	(19,594)	15,657
Interest expense and other, net	(14,082)	(14,112)	(28,038)	(28,049)
Loss on extinguishment of debt (3)	—	(5,966)	—	(7,252)
Loss from continuing operations before income taxes	(21,470)	(9,512)	(47,632)	(19,644)
Income tax provision	(374)	(410)	(737)	(761)
Loss from continuing operations	(21,844)	(9,922)	(48,369)	(20,405)
Gain from discontinued operations, net of tax (4)	6	—	61	—
Net loss	$(21,838)	$(9,922)	$(48,308)	$(20,405)

Basic and diluted net loss per share
Continuing operations	$(0.21)	$(0.10)	$(0.47)	$(0.20)
Discontinued operations	—	—	—	—
Basic and diluted net loss per share	$(0.21)	$(0.10)	$(0.47)	$(0.20)
Basic and diluted weighted average common shares outstanding	102,354	103,323	102,335	102,969

Dividends declared per share	$0.05	$0.05	$0.10	$0.10

EARTHLINK HOLDINGS CORP.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	December 31, 2014	June 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$134,133	$87,362
Accounts receivable, net of allowance of $6,211 and $4,149 as of December 31, 2014 and June 30, 2015, respectively	92,616	85,524
Prepaid expenses	13,761	16,485
Other current assets	13,671	13,340
Total current assets	254,181	202,711
Property and equipment, net	404,713	382,256
Goodwill	137,751	137,751
Other intangible assets, net	91,490	58,213
Other long-term assets	22,026	18,134
Total assets	$910,161	$799,065
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,726	$9,870
Accrued payroll and related expenses	50,197	31,038
Other accrued liabilities	85,181	69,795
Deferred revenue	43,940	44,090
Current portion of long-term debt and capital lease obligations	1,537	1,555
Deferred income taxes, net	751	792
Total current liabilities	205,332	157,140
Long-term debt and capital lease obligations	606,284	566,961
Long-term deferred income taxes, net	2,448	2,788
Other long-term liabilities	21,313	22,717
Total liabilities	835,377	749,606

Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000 shares authorized, 0 shares issued and outstanding as of December 31, 2014 and June 30, 2015	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 198,623 and 199,972 shares issued as of December 31, 2014 and June 30, 2015, respectively, and 102,296 and 103,645 shares outstanding as of December 31, 2014 and June 30, 2015, respectively	1,986	2,000
Additional paid-in capital	2,035,382	2,030,448
Accumulated deficit	(1,217,727)	(1,238,132)
Treasury stock, at cost, 96,327 shares as of December 31, 2014 and June 30, 2015	(744,857)	(744,857)
Total stockholders’ equity	74,784	49,459
Total liabilities and stockholders’ equity	$910,161	$799,065

EARTHLINK HOLDINGS CORP.

Reconciliation of Net Loss to Adjusted EBITDA (5)

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2014	2015	2015
Net loss	$(21,838)	$(10,483)	$(9,922)
Interest expense and other, net	14,082	13,937	14,112
Income tax provision	374	351	410
Depreciation and amortization	45,615	47,264	47,723
Stock-based compensation expense	2,335	3,415	3,814
Impairment of long-lived assets (1)	5,437	—	—
Restructuring, acquisition and integration-related costs (2)	4,908	5,372	3,978
Loss on extinguishment of debt (3)	—	1,286	5,966
Gain from discontinued operations, net of tax (4)	(6)	—	—
Adjusted EBITDA (5)	$50,907	$61,142	$66,081

Reconciliation of Net Loss to Unlevered Free Cash Flow (5)

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2014	2015	2015
Net loss	$(21,838)	$(10,483)	$(9,922)
Interest expense and other, net	14,082	13,937	14,112
Income tax provision	374	351	410
Depreciation and amortization	45,615	47,264	47,723
Stock-based compensation expense	2,335	3,415	3,814
Impairment of long-lived assets (1)	5,437	—	—
Restructuring, acquisition and integration-related costs (2)	4,908	5,372	3,978
Loss on extinguishment of debt (3)	—	1,286	5,966
Gain from discontinued operations, net of tax (4)	(6)	—	—
Purchases of property and equipment	(25,965)	(17,529)	(20,873)
Unlevered Free Cash Flow (5)	$24,942	$43,613	$45,208

Reconciliation of Net Cash Provided by Operating Activities to Unlevered Free Cash Flow (5)

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2014	2015	2015
Net cash provided by operating activities	$17,969	$18,865	$33,262
Income tax provision	374	351	410
Non-cash income taxes	(242)	(185)	(196)
Interest expense and other, net	14,082	13,937	14,112
Amortization of debt discount and debt issuance costs	(1,022)	(1,029)	(994)
Restructuring, acquisition and integration-related costs (2)	4,908	5,372	3,978
Changes in operating assets and liabilities	14,732	23,741	16,255
Purchases of property and equipment	(25,965)	(17,529)	(20,873)
Other, net	106	90	(746)
Unlevered Free Cash Flow (5)	$24,942	$43,613	$45,208

Net cash used in investing activities	$(25,379)	$(17,529)	$(20,873)
Net cash used in financing activities	$(2,651)	$(27,416)	$(33,080)

EARTHLINK HOLDINGS CORP.

Supplemental Schedule of Segment Information (6)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2015	2014	2015

Business Services
Revenues	$234,216	$227,558	$468,219	$453,875
Cost of revenues (excluding depreciation and amortization)	121,555	106,829	244,819	216,291
Gross margin	112,661	120,729	223,400	237,584
Direct segment operating expenses	86,834	81,538	172,445	162,786
Segment operating income	$25,827	$39,191	$50,955	$74,798
Consumer Services
Revenues	$63,142	$56,106	$126,459	$112,236
Cost of revenues (excluding depreciation and amortization)	22,633	20,219	45,245	40,219
Gross margin	40,509	35,887	81,214	72,017
Direct segment operating expenses	11,401	7,332	22,961	15,654
Segment operating income	$29,108	$28,555	$58,253	$56,363
Consolidated
Revenues	$297,358	$283,664	$594,678	$566,111
Cost of revenues	144,188	127,048	290,064	256,510
Gross margin	153,170	156,616	304,614	309,601
Direct segment operating expenses	98,235	88,870	195,406	178,440
Segment operating income	54,935	67,746	109,208	131,161
Depreciation and amortization	45,615	47,723	92,470	94,987
Impairment of long-lived assets (1)	5,437	—	10,771	—
Restructuring, acquisition and integration-related costs (2)	4,908	3,978	9,885	9,350
Corporate operating expenses	6,363	5,479	15,676	11,167
Income (loss) from operations	$(7,388)	$10,566	$(19,594)	$15,657

EARTHLINK HOLDINGS CORP.

Supplemental Schedule of Revenue Detail

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2015	2014	2015

Business Services
Retail services	$191,386	$188,702	$383,906	$377,198
Wholesale services	37,970	34,034	74,412	67,006
Other services	4,860	4,822	9,901	9,671
Total revenues	234,216	227,558	468,219	453,875
Consumer Services
Access services	52,514	44,872	105,149	89,918
Value-added services	10,628	11,234	21,310	22,318
Total revenues	63,142	56,106	126,459	112,236
Total Revenues	$297,358	$283,664	$594,678	$566,111

EARTHLINK HOLDINGS CORP.

Supplemental Financial Data

	June 30,	March 31,	June 30,
	2014	2015	2015

Number of employees at end of period (7)	2,981	2,402	2,314

EARTHLINK HOLDINGS CORP.

Consumer Services Operating Metrics

	Three Months Ended
	June 30,	March 31,	June 30,
	2014	2015	2015

Average narrowband subscribers (8)	518,000	474,000	469,000
Average broadband subscribers (8)	397,000	332,000	313,000
Average consumer subscribers (8)	915,000	806,000	782,000

ARPU (9)	$22.99	$23.20	$23.62
Churn rate (10)	2.3%	2.1%	1.9%

EARTHLINK HOLDINGS CORP.

Footnotes to Consolidated Financial Highlights

(1)         During the three and six months ended June 30, 2014, the Company recorded $5.4 million and $10.8 million, respectively, for impairment of property and equipment, which consisted of impairment of work in progress for information technology projects not expected to be used.

(2)         Restructuring, acquisition and integration-related costs consisted of the following for the periods presented (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015

Integration-related costs	$2,762	$1,658	$6,715	$2,975
Severance, retention and other employee costs	958	1,048	1,966	3,949
Facility-related costs	1,186	1,272	1,202	2,426
Transaction-related costs	2	—	2	—
Restructuring, acquisition and integration-related costs	$4,908	$3,978	$9,885	$9,350

Restructuring, acquisition and integration-related costs consist of costs related to the Company’s restructuring, acquisition and integration-related activities. Such costs include:1) integration-related costs, such as system conversions, rebranding costs and integration-related consulting and employee costs; 2) severance, retention and other employee termination costs associated with acquisition and integration activities and with certain voluntary employee separations; 3) facility-related costs, such as lease termination and asset impairments; and 4) transaction-related costs, which are direct costs incurred to effect a business combination, such as advisory, legal, accounting, valuation and other professional fees. The Company expects to incur restructuring, acquisition and integration-related costs of $4.0 million to $5.0 million during the third quarter of 2015.

(3)         During the three and six months ended June 30, 2015, the Company recorded $6.0 million and $7.3 million, respectively, for loss on extinguishment of debt. The Company recognized a $5.6 million loss on the redemption of $70.0 million outstanding principal of its 8.875% Senior Notes due 2019 (“Senior Notes”) in June 2015, consisting of $3.1 million for the premium paid, $1.4 million for the write-off of unamortized discount on debt and $1.1 million for the write-off of unamortized debt issuance costs; a $1.3 million loss on the repurchase of $21.1 million outstanding principal of its Senior Notes in March 2015, consisting of $0.5 million for premiums paid on the repurchase and $0.8 million for the write-off of unamortized discount on debt and debt issuance costs; and a $0.4 million loss on the repurchase of $5.0 million outstanding principal of its Senior Notes in April 2015, consisting of $0.2 million for premiums paid on the repurchase and $0.2 million for the write-off of unamortized discount on debt and debt issuance costs.

(4)         The operating results of the Company’s telecom systems business acquired as part of ITC^DeltaCom have been separately presented as discontinued operations for all periods presented. On August 2, 2013, the Company sold its telecom systems business. The Company has no significant continuing involvement in the operations or significant continuing direct cash flows. The telecom systems results of operations were previously included in the Company’s Business Services segment.

(5)         Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, loss on extinguishment of debt, and gain (loss) from discontinued operations, net of tax. Unlevered Free Cash Flow is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, loss on extinguishment of debt, and gain (loss) from discontinued operations, net of tax, less cash used for purchases of property and equipment.

Adjusted EBITDA and Unlevered Free Cash Flow are non-GAAP measures and are not determined in accordance with U.S. generally accepted accounting principles. These non-GAAP financial measures are commonly used in the industry and are presented because management believes they provide relevant and useful information to investors. Management uses these non-GAAP financial measures to evaluate the performance of its business and determine bonuses. Management believes that excluding the effects of certain non-cash and non-operating items enables investors to better understand and analyze the current period’s results and provides a better measure of comparability. There are limitations to using these non-GAAP financial measures. Adjusted EBITDA and Unlevered Free Cash Flow are not indicative of cash provided or used by operating activities and may differ from comparable information provided by other companies.  Adjusted EBITDA and Unlevered Free Cash Flow should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. GAAP.

(6)         The Company reports segment information along the same lines that its chief executive officer reviews its operating results in assessing performance and allocating resources. The Company operates two reportable segments, Business Services and Consumer Services. The Company’s Business Services segment provides a broad range of data, voice and managed services to retail and wholesale business customers. The Company’s Consumer Services segment provides nationwide Internet access and related value-added services to residential customers.

The Company presents its Business Services revenue in the following three categories: (1) retail services, which includes data, voice and managed services provided to business customers; (2) wholesale services, which includes the sale of transmission capacity to other telecommunications carriers and businesses; and (3) other services, which primarily consists of web hosting.  The Company presents its Consumer Services revenue in the following two categories: (1) access services, which includes dial-up and high-speed Internet access services; and (2) value-added services, which includes revenues from ancillary services sold as add-on features to the Company’s Internet access services, such as security products, premium email only, home networking and email storage; search revenues; and advertising revenues.

EarthLink evaluates performance of its operating segments based on segment income from operations. Segment income from operations includes revenues from external customers, related cost of revenues and operating expenses directly attributable to the segment, which include expenses over which segment managers have direct discretionary control, such as advertising and marketing programs, customer support expenses, site operations expenses, product development expenses, certain technology and facilities expenses, billing operation and provisions for doubtful accounts. Segment income from operations excludes other income and expense items and certain expenses that segment managers do not have discretionary control over. Costs excluded from segment income from operations include various corporate expenses (consisting of certain costs such as corporate management, human resources, finance and legal), depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets and restructuring, acquisition and integration-related costs, as they are not evaluated in the measurement of segment performance.

(7)         Represents full-time equivalents.

(8)         Average subscribers for the three month periods is calculated by averaging the ending monthly subscribers or accounts for the four months preceding and including the end of the quarterly period.

(9)         ARPU represents the average monthly revenue per user (subscriber). ARPU is computed by dividing average monthly revenue for the period by the average number of subscribers for the period. Average monthly revenue used to calculate ARPU includes recurring service revenue as well as nonrecurring revenues associated with equipment and other one-time charges associated with initiating or discontinuing services. Average monthly revenue for the three months ended June 30, 2015 excludes a $0.6 million favorable settlement adjustment recorded during the period.

(10)  Churn rate is used to measure the rate at which subscribers discontinue service on a voluntary or involuntary basis.  Churn rate is computed by dividing the average monthly number of subscribers that discontinued service during the period by the average subscribers for the period.